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                                                                    EXHIBIT 99.1

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]





Board of Directors
Western Multiplex Corporation
1196 Borregas Avenue
Sunnyvale, California  94089

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Western Multiplex Corporation ("Western Multiplex") as Annex B to the Proxy Statement/Prospectus of Western Multiplex and Proxim, Inc. ("Proxim") included in the Registration Statement on Form S-4 of Western Multiplex relating to the proposed merger transaction involving Western Multiplex and Proxim and reference thereto in such Proxy Statement/Prospectus under the captions "SUMMARY OF THE PROXY STATEMENT/PROSPECTUS -- Opinions of Western Multiplex's and Proxim's Financial Advisors" and "THE MERGER -- Opinion of Western Multiplex's Financial Advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                    /s/ CREDIT SUISSE FIRST BOSTON CORPORATION
                                    --------------------------------------------
                                    CREDIT SUISSE FIRST BOSTON CORPORATION



February 1, 2002